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                                   EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Plan Administrator and Participants
Diebold, Incorporated Retiree Medical Funding Plan for Newark Hourly Employees:



We consent to incorporation by reference in the Registration Statement (No.33-54675) on Form S-8 of the Diebold, Incorporated Retiree Medical Funding Plan for Newark Hourly Employees of our report dated June 2, 1995, relating to the statement of assets available for plan benefits of the Diebold, Incorporated Retiree Medical Funding Plan for Newark Hourly Employees as of December 31, 1994 and the related statement of changes in assets available for plan benefits for the period beginning August 16, 1994 through December 31, 1994, and all related schedules, which report appears in the December 31, 1994 annual report on Form 11-K of the Diebold, Incorporated Retiree Medical Funding Plan for Newark Hourly Employees.





/s/KPMG Peat Marwick LLP
- ------------------------
KPMG PEAT MARWICK LLP

Cleveland, Ohio
June 26, 1995





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